Exhibit 99.1

Charles River Announces First-Quarter 2011 Results from Continuing Operations

– Sales of $285.8 Million –

– GAAP Earnings per Share of $0.65 and Non-GAAP Earnings per Share of $0.61 –

– Reaffirms Sales and Non-GAAP EPS Guidance for 2011; Updates 2011 GAAP EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 3, 2011--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2011. For the quarter, net sales from continuing operations were $285.8 million, a decline of 2.2% from $292.3 million in the first quarter of 2010. Foreign currency translation benefited the reported sales by 0.8%. Sales declined in the Preclinical Services (PCS) segment, but improved slightly in the Research Models and Services (RMS) segment.

On a GAAP basis, net income from continuing operations for the first quarter of 2011 was $35.4 million, or $0.65 per diluted share, compared to $17.3 million, or $0.27 per diluted share, for the first quarter of 2010. The first-quarter results included an $11.1 million Corporate tax benefit in continuing operations related to the disposition of the Phase I clinical business.

On a non-GAAP basis, net income from continuing operations was $33.1 million for the first quarter of 2011, compared to $29.4 million for the same period in 2010, an increase of 12.9%. First-quarter diluted earnings per share on a non-GAAP basis were $0.61, an increase of 35.6% compared to $0.45 per share in the first quarter of 2010. The non-GAAP results benefited from cost-saving actions, the net accretion from stock repurchases since August 2010 and a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased with the progress we are making on our four key initiatives to enhance shareholder value. The 35.6% increase in first-quarter non-GAAP earnings per share over the previous year demonstrates improved operating margins as a result of cost-savings actions, as well as the benefit of share repurchases.”

“PCS sales have continued to show stability over the last three quarters. However, the greater proportion of shorter-term studies in the sales mix is limiting visibility into a recovery in preclinical demand. As a result of the continued low visibility, coupled with the uncertain impact of the disaster on our clients and our operations in Japan, we are maintaining our prior sales and non-GAAP earnings guidance for the year.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested on March 28, 2011. The Phase I business is reported as a discontinued operation.

First-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $173.4 million in the first quarter of 2011, an increase of 0.7% from $172.2 million in the first quarter of 2010. Excluding the effect of foreign currency translation, which benefited the sales growth rate by 0.7%, RMS sales were flat.

In the first quarter of 2011, the RMS segment’s GAAP operating margin was 29.8% compared to 29.0% for the first quarter of 2010. On a non-GAAP basis, the operating margin increased to 31.2% from 30.4% in the first quarter of 2010. The operating margin improvement was primarily attributable to leverage from higher sales of research model services and other products, as well as efficiencies derived from cost-saving actions.

Preclinical Services (PCS)

First-quarter 2011 net sales from continuing operations for the PCS segment were $112.5 million, a decrease of 6.3% from $120.1 million in the first quarter of 2010. The PCS sales decline was due primarily to continued soft demand from our large pharmaceutical clients, as well as the impact of sales mix, which continues to be more heavily weighted towards short-term studies. Foreign currency translation benefited the sales growth rate by 0.9%.

The first-quarter 2011 GAAP operating margin increased to 8.3% from 0.4% in the first quarter of 2010. On a non-GAAP basis, the operating margin improved to 14.1% from 9.8% in the first quarter of 2010. The significant operating margin improvement was primarily attributable to the impact of cost-saving actions.

Stock Repurchase Update

Following completion of its $300 million Accelerated Stock Repurchase (ASR) program on February 11, 2011, the Company implemented a new ASR program, on February 24, 2011, to repurchase $150 million of its common stock, at Morgan Stanley & Co. Incorporated’s discretion. The Company received an initial delivery of approximately 3.8 million shares. The Company expects the ASR program to be completed by the end of May 2011. The actual total number of shares to be repurchased under the ASR program will be determined based on a discount to the daily volume weighted average price (VWAP) of its common stock over the course of the calculation period.

In addition, the Company repurchased approximately 0.6 million shares on the open market in February 2011 for $21.6 million. Upon completion of the $150 million ASR program, Charles River is expected to have $225.5 million remaining on its $750 million stock repurchase authorization.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the first quarter of 2011 and 2010 were as follows:

($ in millions)	1Q11	1Q10
Amortization of intangible assets	$5.4	$6.7
Severance related to cost-savings actions	0.5	2.7
Impairment and other charges (1)	0.5	1.0
Operating losses for PCS China, Massachusetts and Arkansas	2.8	3.5
Costs associated with evaluation of acquisitions	--	0.1
Convertible debt accounting	3.3	3.1
Tax benefit related to disposition of Phase I clinical business	(11.1)	--

(1) In the first quarter of 2011, these items were related primarily to exiting a defined benefit plan in RMS Japan and asset impairments associated with the consolidation of the Company’s RMS Discovery Services operations. In the first quarter of 2010, these items were related primarily to asset impairments associated with the Company’s PCS facility in Arkansas.

2011 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2011 sales and non-GAAP earnings per share, which was originally provided on December 14, 2010. The Company has updated its 2011 GAAP earnings per share guidance, previously provided on February 8, 2011, to reflect a Corporate tax benefit related to the disposition of its Phase I clinical business. Guidance for 2011 excludes the results of the Company’s Phase I business as a discontinued operation. Furthermore, the operating loss from PCS-China has been excluded from non-GAAP results.

2011 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth	Approx. Flat	Approx. Flat
GAAP EPS estimate	$1.81 - $2.01	$1.60 - $1.80
Amortization of intangible assets	$0.27	$0.27
Severance costs and operating losses (1)	$0.12	$0.12
Impairment and other charges (2)	$0.03	$0.03
Convertible debt accounting	$0.18	$0.18
Tax benefit related to disposition of Phase I clinical business	($0.21)	--
Non-GAAP EPS estimate	$2.20 - $2.40	$2.20 - $2.40

(1) These items include severance costs associated with the Company’s fourth-quarter 2010 actions, as well as operating losses primarily attributable to the suspension of operations at its PCS facility in Massachusetts and its PCS facility in China, where the Company is currently winding down operations.

(2) These items are primarily related to lease impairment charges associated with the Company’s fourth-quarter 2010 actions.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, May 4, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-saving actions, tax expense associated with the disposition of our Phase I clinical business, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2011 financial performance including sales and earnings per share; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment); our expectations regarding stock repurchases, which include our accelerated stock repurchase program, the number of shares to be repurchased, expected timing and duration, the amount of capital that may be expended and the treatment of repurchased shares; the development and performance of our services and products; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 23, 2011, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our approximately 7,500 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 26, 2011	March 27, 2010

Total net sales	$285,843	$292,287
Cost of products sold and services provided	183,205	193,082
Gross margin	102,638	99,205
Selling, general and administrative	55,007	62,331
Amortization of intangibles	5,380	6,680
Operating income	42,251	30,194
Interest income (expense)	(9,652)	(5,651)
Other income (expense)	63	(468)
Income from continuing operations before income taxes	32,662	24,075
Provision (benefit) for income taxes	(2,715)	6,737
Income from continuing operations, net of tax	35,377	17,338
Discontinued operations, net of tax	(3,945)	(338)
Net income	31,432	17,000
Noncontrolling interests	(97)	382
Net income attributable to common shareowners	$31,335	$17,382

Earnings per common share
Basic:
Continuing operations	$0.65	$0.27
Discontinued operations	$(0.07)	$(0.01)
Net	$0.58	$0.27
Diluted:
Continuing operations	$0.65	$0.27
Discontinued operations	$(0.07)	$(0.01)
Net	$0.57	$0.26

Weighted average number of common shares outstanding
Basic	53,937,948	65,124,451
Diluted	54,597,740	65,824,662

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 26, 2011	December 25, 2010
Assets
Current assets
Cash and cash equivalents	$158,745	$179,160
Trade receivables, net	215,304	192,972
Inventories	97,594	100,297
Other current assets	87,863	76,603
Current assets of discontinued businesses	1,078	3,862
Total current assets	560,584	552,894
Property, plant and equipment, net	753,612	752,657
Goodwill, net	202,059	198,438
Other intangibles, net	118,950	121,236
Deferred tax asset	44,062	45,003
Other assets	65,353	62,323
Long-term assets of discontinued businesses	-	822
Total assets	$1,744,620	$1,733,373

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$95,527	$30,582
Accounts payable	33,379	30,627
Accrued compensation	45,932	48,918
Deferred revenue	58,832	66,905
Accrued liabilities	59,368	59,369
Other current liabilities	11,144	20,095
Current liabilities of discontinued businesses	3,626	3,284
Total current liabilities	307,808	259,780
Long-term debt & capital leases	761,293	670,270
Other long-term liabilities	111,188	114,596
Long-term liabilities of discontinued businesses	-	-
Total liabilities	1,180,289	1,044,646
Non-controlling interests	1,413	1,304
Total equity	564,331	688,727
Total liabilities and equity	$1,744,620	$1,733,373

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 26, 2011	March 27, 2010
Research Models and Services
Net sales	$173,371	$172,205
Gross margin	73,839	74,279
Gross margin as a % of net sales	42.6%	43.1%
Operating income	51,742	49,984
Operating income as a % of net sales	29.8%	29.0%
Depreciation and amortization	9,269	9,721
Capital expenditures	4,403	4,960

Preclinical Services
Net sales	$112,472	$120,082
Gross margin	28,799	24,926
Gross margin as a % of net sales	25.6%	20.8%
Operating income	9,306	429
Operating income as a % of net sales	8.3%	0.4%
Depreciation and amortization	11,996	13,859
Capital expenditures	2,387	4,333

Unallocated Corporate Overhead	$(18,797)	$(20,219)

Total
Net sales	$285,843	$292,287
Gross margin	102,638	99,205
Gross margin as a % of net sales	35.9%	33.9%
Operating income	42,251	30,194
Operating income as a % of net sales	14.8%	10.3%
Depreciation and amortization	21,265	23,580
Capital expenditures	6,790	9,293

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended
	March 26, 2011	March 27, 2010
Research Models and Services
Net sales	$173,371	$172,205
Operating income	51,742	49,984
Operating income as a % of net sales	29.8%	29.0%
Add back:
Amortization related to acquisitions	1,707	2,400
Severance related to cost-savings actions	229	-
Impairment and other charges (2)	463	-
Operating income, excluding specified charges (Non-GAAP)	$54,141	$52,384
Non-GAAP operating income as a % of net sales	31.2%	30.4%

Preclinical Services
Net sales	$112,472	$120,082
Operating income	9,306	429
Operating income as a % of net sales	8.3%	0.4%
Add back:
Amortization related to acquisitions	3,673	4,279
Severance related to cost-savings actions	257	2,656
Impairment and other charges (2)	-	986
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,646	3,471
Operating income, excluding specified charges (Non-GAAP)	$15,882	$11,821
Non-GAAP operating income as a % of net sales	14.1%	9.8%

Unallocated Corporate Overhead	$(18,797)	$(20,219)
Add back:
Severance related to cost-savings actions	6	16
Costs related to PCS China	141	-
Costs associated with the evaluation of acquisitions	-	117
Convertible debt accounting (3)	53	53
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(18,597)	$(20,033)

Total
Net sales	$285,843	$292,287
Operating income	42,251	30,194
Operating income as a % of net sales	14.8%	10.3%
Add back:
Amortization related to acquisitions	5,380	6,679
Severance related to cost-savings actions	492	2,672
Impairment and other charges (2)	463	986
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,646	3,471
Costs related to PCS China	141	-
Costs associated with the evaluation of acquisitions	-	117
Convertible debt accounting (3)	53	53
Operating income, excluding specified charges (Non-GAAP)	$51,426	$44,172
Non-GAAP operating income as a % of net sales	18.0%	15.1%

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)

2011 includes charges related to exiting a defined benefit plan in RMS Japan and asset impairment charges related to the consolidation of the Company’s RMS Discovery Services operations. 2010 includes items primarily related to asset impairments associated with the Company’s PCS Arkansas facility.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

		Three Months Ended
		March 26, 2011	March 27, 2010

	Net income attributable to common shareholders	$31,335	$17,382
	Less: Discontinued operations	3,945	338
	Net income from continuing operations	35,280	17,720
	Add back:
	Amortization related to acquisitions	5,380	6,679
	Severance related to cost-savings actions	492	2,672
	Impairment and other charges (2)	463	986
	Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	2,787	3,471
	Costs associated with the evaluation of acquisitions	-	117
	Convertible debt accounting, net (3)	3,333	3,116
	Tax benefit from disposition of Phase I Clinical business	(11,111)	-
	Tax effect	(3,482)	(5,405)
	Net income, excluding specified charges (Non-GAAP)	$33,142	$29,356

	Weighted average shares outstanding - Basic	53,937,948	65,124,451
	Effect of dilutive securities:
	Stock options and contingently issued restricted stock	659,792	700,211
	Warrants	-	-
	Weighted average shares outstanding - Diluted	54,597,740	65,824,662

	Basic earnings per share	$0.58	$0.27
	Diluted earnings per share	$0.57	$0.26

	Basic earnings per share, excluding specified charges (Non-GAAP)	$0.61	$0.45
	Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.61	$0.45

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)

2011 includes charges related to exiting a defined benefit plan in RMS Japan and asset impairment charges related to the consolidation of the Company’s RMS Discovery Services operations. 2010 includes items primarily related to asset impairments associated with the Company’s PCS Arkansas facility.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,280 and depreciation expense by $53 for the three months ended March 26, 2011 and increased interest expense by $3,063 and depreciation expense by $53 for the three months ended March 27, 2010.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com